Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

PennantPark Investment Corporation

We consent to the use of our reports dated November 18, 2009 for the PennantPark Investment Corporation included herein and to the references to our firm under the headings “Selected Financial Data”, “Senior Securities”, and “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 3 to the Registration Statement on Form N-2.

New York, New York

January 7, 2010